United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                           May 31, 2002

DIGENE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28194	52-1536128

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Clopper Road Gaithersburg, Maryland		20878

(Address of Principal Executive Offices)		(Zip Code)

(301) 944-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.      OTHER EVENTS.

     On May 31, 2002, Digene Corporation, a Delaware corporation (“Digene”), issued a press release announcing that it had provided additional information and documentary material responsive to a request from the U.S. Federal Trade Commission (the “FTC”) for such material in connection with the FTC’s review, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), of the proposed acquisition of Digene by Cytyc Corporation (“Cytyc”).

     Digene and Cytyc received on May 24, 2002 a formal request from the FTC for additional information and documentary material in connection with Cytyc’s proposed acquisition of Digene. Cytyc announced on May 29, 2002 that it had submitted to the FTC additional information and documentary materials responsive to the FTC’s May 24th request. The issuance of the formal request extends the waiting period under the HSR Act during which the FTC is permitted to review the proposed transaction. The waiting period will expire at 11:59 p.m. on the thirtieth calendar day after the date on which Cytyc is deemed by the FTC to have substantially complied with the FTC’s request for additional information, unless earlier terminated by the FTC. As part of its May 30, 2002 response, Digene certified to the FTC that it believes it is in substantial compliance with the FTC’s request. Closing of the acquisition is subject to satisfactory completion of the HSR process and satisfaction or waiver of the other conditions to the exchange offer.

     A copy of the press release of May 31, 2002 is filed herewith as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS:

(c) Exhibits:

Exhibit No	Description:

99.1	Press Release, dated May 31, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGENE CORPORATION (Registrant)

Date: May 31, 2002	/s/ Charles M. Fleischman By: Charles M. Fleischman Title: President, Chief Operating Officer and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release, dated May 31, 2002